UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2012

NCI, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51579	20-3211574
(State or Other Jurisdiction of Incorporation)	(commission file number)	(IRS Employer Identification No.)

11730 Plaza America Drive, Reston, VA		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 707-6900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Our Annual Meeting of Stockholders was held on June 6, 2012 (the “Annual Meeting”). The following proposals were voted upon at the Annual Meeting:

Proposal 1:	The election of eight directors to serve a one year term or until their respective successors have been duly elected and qualified.

Proposal 2:	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year.

A summary of the voting for proposals voted upon at the Annual Meeting is as follows:

Proposal 1 Election of Directors

	For	Withheld	Broker Non- Votes
Charles K. Narang	54,351,969	110,095	1,260,198
Brian J. Clark	54,157,719	304,345	1,260,198
James P. Allen	52,115,859	2,346,205	1,260,198
John E. Lawler	53,690,721	771,343	1,260,198
Paul V. Lombardi	52,115,959	2,346,105	1,260,198
J. Patrick McMahon	54,355,376	106,688	1,260,198
Philip O. Nolan	52,116,559	2,345,505	1,260,198
Daniel R. Young	52,113,072	2,348,992	1,260,198

Proposal 2 Retain Ernst & Young LLP as NCI’s Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
55,689,666	31,256	1,340	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI, Inc.

Date: June 11, 2012	By:	/s/ Lucas J. Narel

Lucas J. Narel
Executive Vice President, Chief Financial Officer and Treasurer